UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

AMERICAN RAILCAR INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 940-6000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 15, 2011, American Railcar Industries, Inc. (“ARI” or the “Company”) entered into an agreement with American Railcar Leasing LLC (“ARL”) to provide railcar repair, engineering, administrative and other services, on an as needed basis, for ARL’s lease fleet at mutually agreed upon prices (the “Railcar Services Agreement”). The Railcar Services Agreement is effective April 16, 2011 with a term of three years and will automatically renew for additional one year periods unless either party provides at least sixty days’ written prior notice of termination. There is no termination fee if the Company elects to terminate the agreement prior to the end of the term. The Railcar Services Agreement replaces the fleet services agreement previously in effect between ARI and ARL.

ARL is controlled by Mr. Carl Icahn, the Company’s principal beneficial stockholder, through Icahn Enterprises L.P., and the chairman of the Company’s board of directors. This agreement was the product of arm’s length negotiations and was unanimously approved by the independent directors of the Company’s board of directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2011	American Railcar Industries, Inc.
	By:	/s/ Dale C. Davies

Name: Dale C. Davies
Title: Senior Vice President, Chief Financial Officer and Treasurer